EXHIBIT 8.1
April 19, 2006
Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77007
Ladies and Gentlemen:
We have acted as counsel to Franklin Bank Corp., a Delaware corporation (the “Company”), in connection with the public offering of up to 3,000,000 shares (3,450,000 shares if the underwriter exercises its over-allotment option in full) of its Series A Non-Cumulative Perpetual Preferred Stock, par value $.01 per share (the “Preferred Stock”). The Company is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).
We have examined originals or copies of the Registration Statement and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigation of law as we have deemed necessary and relevant as a basis hereof. In such examination and investigation, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein.
Based on the foregoing, all statements of legal conclusions in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

Franklin Bank Corp.
April 19, 2006

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Bracewell & Giuliani LLP Bracewell & Giuliani LLP